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EXHIBIT 23
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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Sudbury, Inc. of our report dated July 12, 1996 included in the Annual Report to Shareholders of Sudbury, Inc. for the year ended May 31, 1996.

We also consent to the incorporation by reference in the following Registration Statements of our report dated July 12, 1996 with respect to the consolidated financial statements and schedule of Sudbury, Inc. incorporated by reference and included in this Annual Report (Form 10-K) for the year ended May 31, 1996:

         Registration Statement Number 33-64059 on Form S-8 pertaining to the Sudbury, Inc. 1995 Stock Option Plan;

         Registration Statement Number 33-57463 on Form S-8 pertaining to the Sudbury, Inc. Stock Option Agreement dated July 29, 1994 and the Sudbury, Inc. Non-Statutory Stock Option Agreement dated September 1, 1992;

         Registration Statement Number 33-72234 on Form S-8 pertaining to the Sudbury, Inc. 1990 Stock Option Plan;

         Registration Statement Number 33-52727 on Form S-8 pertaining to the Sudbury Savings and Profit Sharing Plan.



                                                               ERNST & YOUNG LLP









Cleveland, Ohio
August 15, 1996